Exhibit 8

                             FORM OF ADVISOR WARRANT

NEITHER THIS WARRANT NOR ANY SECURITY INTO WHICH IT IS CONVERTIBLE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS WARRANT NOR ANY SECURITY INTO WHICH IT IS CONVERTIBLE MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT. NEITHER THIS WARRANT NOR ANY SECURITY INTO WHICH IT IS CONVERTIBLE MAY BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT AND THE ADVISORY AGREEMENT, DATED AS OF MAY 10, 2002 (THE "ADVISORY AGREEMENT"), AND NO TRANSFER OF THIS WARRANT OR ANY SECURITY INTO WHICH IT IS CONVERTIBLE SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH. THE TRANSFERABILITY OF THIS WARRANT AND ANY SECURITY INTO WHICH IT IS CONVERTIBLE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE ADVISORY AGREEMENT, A COPY OF WHICH WILL BE PROVIDED TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.


                                     WARRANT
                           TO PURCHASE COMMON STOCK OF
                                BIO-PLEXUS, INC.

                THIS WARRANT IS MADE AND DELIVERED PURSUANT TO A
                   CERTAIN ADVISORY AGREEMENT, DATED AS OF MAY
                     10, 2002, AND SUBJECT TO THE TERMS AND
                               CONDITIONS THEREOF.


Certificate No. AW-1                            Date of Issuance:  June 18, 2002
                                              Expiration Date: December 18, 2004



          WHEREAS, Bio-Plexus, Inc., a Delaware corporation (the "Company") and COMMONWEALTH ASSOCIATES, L.P., the holder of this warrant (the "Holder") have entered into an Advisory Agreement, dated as of May 10, 2002 (the "Advisory Agreement"), pursuant to which the Holder agreed to serve as a financial advisor to the Company

          WHEREAS, the Holder has been issued this Warrant as provided in the Advisory Agreement.

          THIS CERTIFIES THAT, for value received, the receipt and sufficiency of which is hereby acknowledged:

          Subject to the conditions set forth herein, the Holder, with an address at 830 Third Avenue, New York, New York 10022, is entitled to subscribe for and purchase from the Company, for a period of thirty (30) months, commencing as of the date hereof and ending at 5:00 p.m. Eastern Standard Time on December 18, 2004 (the "Exercise Period"), 1,000,000 shares of Common Stock (the "Warrant Securities") at the Per Share Exercise Price. All capitalized terms used but not defined herein shall have the meaning set forth in the Advisory Agreement.

          This Warrant is subject to the following provisions, terms and conditions:

               1. Definitions.

                    1.1 "Agent Warrant" is the warrant that may be issued to Commonwealth pursuant to the terms of a Placement Agent Agreement, by and between the Company and Commonwealth, dated as of even date herewith;

                    1.2 "Business Day" shall mean any day except a Saturday, a Sunday, or a legal holiday in the City of New York other than a legal holiday on which the New York Stock Exchange is open for trading on a regular basis.

                    1.3 "Common Stock" shall mean the shares of common stock, $0.001 par value per share, of the Company.

                    1.4 "Commission" shall mean the U.S. Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act.

                    1.5 "Company" shall have the meaning specified in the introduction to this Warrant, and shall include any corporation or business entity resulting from the merger, consolidation or conversion of the Company.

                    1.6 "Excluded Securities" shall mean (i) any shares of Common Stock issuable upon exercise of stock options granted by the Company to its employees in accordance with the Company's 2001 Stock Incentive Plan or any shares of Common Stock that become issuable upon exercise of stock options granted by the Company to its employees in accordance with any future stock option or incentive plan that is approved by the Board of Directors of the Company; (ii) the Agent Warrants; and (iii) the ICR Warrant.

                    1.7 "Fair Market Price per Share" shall mean the average of the closing sales prices, if available, or the average of the bid and asked prices for the Warrant Securities, Common Stock or Marketable Securities, as the case may be (or their successors) on the principal market therefor for the five
(5) Trading Days preceding the day which is two (2) Business Days prior to the day of exercise, or if no such price is available, then a price that is mutually agreed upon by the Holder and the Company. If the Holder and the Company cannot agree upon a mutually acceptable price, then such price shall be determined by a written appraisal of a recognized firm of investment bankers who shall be selected by the Company and shall be reasonably acceptable to the holders of a


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


majority of the Warrants. The determination of such independent appraiser shall be conclusive and binding on the Holder and the Company.

                    1.8 "ICR Warrant" shall mean the warrant to purchase fifteen thousand (15,000) shares of Common Stock issued by the Company to Integrated Corporate Relations, Inc., a consultant to the Company, to be issued following the date hereof.

                    1.9 "Marketable Securities" shall mean securities of a corporation subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended, that are listed and actively traded on a nationally-recognized stock exchange or inter-dealer quotation system in the United States.

                    1.10 "Per Share Exercise Price" shall be One Dollar ($1.00), as may be adjusted in accordance with Section 4 hereof.

                    1.11 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

                    1.12 "This Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

                    1.13 "Trading Days" shall mean any days during the course of which the principal securities exchange on which the Common Stock is listed or admitted to trading is open for the exchange of securities, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing sale price as furnished by the NASD through The Nasdaq Stock Market, Inc. ("Nasdaq") or by the OTC Electronic Bulletin Board or similar organization if Nasdaq is no longer reporting such information.

               2. Payment upon Exercise; Issuance of Certificates; No Fractional Shares.

                    (a) This Warrant may be exercised during the Exercise Period, as to the whole number of whole Warrant Securities, by the surrender of this Warrant with the election at the end hereof (the "Election") duly executed to the Company, during normal business hours on any Business Day, at 129 Reservoir Road, Vernon, Connecticut 06066, Attention: President, or at such other place as is designated in writing by the Company. Such executed Election must be accompanied by payment in an amount equal to the applicable exercise price multiplied by the number of Warrant Securities for which this Warrant is being exercised. Such payment may be made by certified or bank cashier's check payable to the order of the Company. The Company agrees that the Warrant Securities so purchased shall be and are deemed to be issued to the Holder or its designee (subject to the transfer restrictions applicable to this Warrant) as the record owner of such Warrant Securities as of the close of business on the date on which this Warrant shall have been surrendered and payment shall have been made as aforesaid.


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


                    (b) Certificates for the Warrant Securities so purchased, representing the aggregate number of securities specified in the Election, shall be delivered to the Holder or its designee within a reasonable time, not exceeding ten (10) Business Days after this Warrant shall have been exercised. The stock certificate or certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder (subject to the transfer restrictions applicable to this Warrant). The Company shall pay all expenses and charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 2, except that, in case such stock certificates shall be registered in a name or names other than the Holder or the Holder's designee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the Holder to the Company at the time of delivery of such stock certificates by the Company.

                    (c) This Warrant shall be exercisable only for a whole number of Warrant Securities. No fractions of such securities, or scrip for any such fraction of securities, shall be issued upon the exercise of this Warrant. The Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Fair Market Price per Share of one share of Warrant Securities at the time of such exercise multiplied by such fraction computed to the nearest whole cent.

               3. Cashless Exercise. The Company agrees that:

                    (a) The Holder may exercise this Warrant by surrendering it to the Company and receiving, in exchange therefor, the number of shares of Common Stock then purchasable upon exercise of that portion of the Warrant to be exercised less the number of shares of Common Stock equal to the quotient of the aggregate exercise price of all such shares underlying that portion of the Warrant to be exercised divided by the Fair Market Price per Share.

                    (b) Concurrent with the occurrence of any event described in
Section 4 for cash, the Holder may exercise this Warrant by surrendering it to the Company in exchange for the amount of cash per share the Holder would be entitled to receive after the happening of such event if this Warrant had been exercised immediately prior to the close of business on such record date or effective date, as applicable, less the applicable exercise price per share.

                    (c) Concurrent with the occurrence of any event described in
Section 4 for Marketable Securities, the Holder may exercise this Warrant by surrendering it to the Company in exchange for the applicable amount of such Marketable Securities the Holder would be entitled to receive after the happening of such event if this Warrant had been exercised immediately prior to the close of business on such record date or effective date, as applicable, less the number of such Marketable Securities equal to the quotient of the aggregate exercise price of all securities underlying this Warrant divided by the Fair Market Price per Share of such Marketable Securities.

               4. Adjustments.

                    (a) Merger, Sale of Assets, etc. In the event the Company,


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


at any time prior to the Holder's exercise of this Warrant, (i) reorganizes (other than a combination, reclassification, exchange or subdivision); (ii) merges or consolidates the Company with or into another corporation in which the Company is not the surviving entity, or merges with another corporation in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iii) sells or transfers the Company's properties and assets as, or substantially as, an entirety to any other person, then, as part of such reorganization, merger, consolidation, sale or transfer, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the securities deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately prior to such reorganization, merger, consolidation, sale or transfer.

                    (b) Declaration of Dividends, Stock Splits, etc. In the event the Company declares a dividend or distribution of its capital stock, or effects a stock split or reverse stock split with respect to its capital stock, or issues any shares of its capital stock by reclassification of shares of its capital stock, the exercise rights of the Holder in effect on the date of such event shall be adjusted proportionately so that the Holder thereafter shall be entitled to receive upon exercise pursuant to the terms and conditions hereof the aggregate number of shares of capital stock that the Holder would own or be entitled to receive after the happening of any of the events mentioned in this
Section 4(ii) if this Warrant had been exercised immediately prior to the close of business on the date of such happening.

                    (c) Issuances below Per Share Exercise Price. In the event the Company issues or sells any shares of Common Stock for no consideration or for a consideration per share less than the Per Share Exercise Price in effect on the date of such issuance or sale, or issues or sells any debt or equity securities of the Company that are convertible into Common Stock (the "Convertible Securities") (other than the Excluded Securities) with a conversion or exercise price less than the Per Share Exercise Price then in effect (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance and prior to the issuance of the Warrant Securities (excluding stock dividends, subdivisions, split-ups, combinations, dividends, recapitalizations or other issuances of securities which are covered by Sections 4(a) and (b) herein), the Per Share Exercise Price for the Warrant Securities shall thereafter be adjusted to a price equal to the quotient obtained by dividing:

                         (1) an amount equal to the sum of

                              (x) the total number of shares of Common Stock
outstanding immediately prior to such issuance multiplied by the Per Share Exercise Price in effect immediately prior to such issuance, plus

                              (y) the consideration received by the Company upon
such issuance, by


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


                         (2) the total number of shares of Common Stock
outstanding immediately prior to such issuance plus the additional shares of Common Stock or securities exercisable for or convertible into Common Stock issued in such issuance (but not including any additional shares of Common Stock deemed to be issued as a result of any adjustment in the Per Share Exercise Price of any shares of Common Stock resulting from such issuance).

                    (d) Written Notice. The Company shall give written notice to the Holder within ten (10) days following the consummation of any transaction within the scope of this Section 4 and provide in such written notice a brief description of the terms and conditions of such transaction.

                    (e) Minimal Adjustments. No adjustment in a Per Share Exercise Price need be made if such adjustment would result in a change in such Per Share Exercise Price of less than five cents ($0.05). Any adjustment of less than five cents ($0.05) which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of five cents ($0.05) or more in a Per Share Exercise Price.

               5. Registration Rights.

                    (a) At any time that the Company proposes to file a Company registration statement (a "Company Registration Statement"), either for its own account or for the account of a shareholder or shareholders, covering the disposition of securities of the Company, the Company shall give the Holder written notice of its intention to do so and of the intended method of sale (the "Registration Notice") within a reasonable time prior to the anticipated filing date of the Company Registration Statement effecting such Registration. The Holder may request inclusion of any or all of the Warrant Securities in such Company Registration by delivering to the Company, within ten (10) Business Days after receipt of the Registration Notice, a written notice (the "Piggyback Notice") stating the number of Warrant Securities proposed to be included and that such shares are to be included in any underwriting only on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters or otherwise under such Company Registration Statement; provided that the Holder will not be required to make any representation other than as to title to the Warrant Securities and will not be required to give any indemnity substantially more unfavorable to the Holder than is given herein or in each case as may reasonably be required by the underwriter pursuant to applicable law. The Company shall use its best efforts to cause all Warrant Securities specified in the Piggyback Notice to be included in the Company Registration Statement and any related offering, all to the extent required to permit the sale by the Holder of such Warrant Securities in accordance with the method of sale applicable to the other shares of Common Stock included in such Company Registration Statement; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Company Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holder and, thereupon:

                         (i) in the case of a determination not to register, shall be relieved of its obligation to register any Warrant Securities in connection with such registration (but not from its obligation to


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


          pay any expenses in connection therewith), and

                         (ii) in the case of a delay in registering, shall be permitted to delay registering any Warrant Securities for the same period as the delay in registering such other securities.

                    (b) The Company's obligation to include Warrant Securities in a Company Registration Statement pursuant to 5(a) shall be subject to the following limitations:

                         (iii) the Company shall not be required to include any Warrant Securities in the Company Registration Statement filed in connection with an initial public offering having gross proceeds in excess of Ten Million Dollars ($10,000,000); provided that no securities are included in such Registration Statement for the account of any other security holders.

                         (iv) The Company shall not be obligated to include any Warrant Securities in a registration statement filed on Form S-4, Form S-8 or such other similar successor forms then in effect under the Securities Act.

                         (v) If a Company Registration Statement involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such Company Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Company will include in such Company Registration Statement the number of such securities which the Company is so advised can be sold in such offering without adversely affecting the offering, determined in the following priority:

                              (A) first, the securities proposed by the Company
               to be sold for its own account,

                              (B) second, any Warrant Securities requested to be
               included in such offering.

               6. Issue Tax. The issuance of certificates for the Warrant Securities upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder or the Holder's designee.

               7. Transferability and Assignment. Subject to compliance with applicable federal and state securities laws, and to the extent applicable, the Holder shall have the right, in its sole and absolute discretion, to transfer, sell, pledge or otherwise exchange this Warrant. In the event the Holder proposes to effect an assignment, the Holder must present this Warrant to the Company for transfer, accompanied by a duly completed and executed Form of Assignment (as provided at the end hereof), the transferee must agree to be bound by the terms of this Warrant as if such transferee were an original holder of this Warrant, and the Holder must deliver to the Company an opinion of counsel of the Holder in form reasonably satisfactory to the Company that the transfer may be properly made under an exemption from registration under the Securities Act and applicable state securities laws. Upon any registration of transfer, the Company shall execute and deliver a new Warrant certificate to the person entitled thereto. In the event the Warrant is transferred, the subsequent holder shall have no greater rights than those afforded the Holder hereunder. Any transfer made in violation of this Section 7 shall be void.

               8. Reservation of Warrant Securities. The Company shall, at all times when this Warrant shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the exercise of this Warrant, such number of its duly authorized shares of capital stock as shall from time to time be sufficient to effect the exercise of this Warrant. Alternatively, the Company shall take all action necessary to cause it to be authorized to issue all necessary shares issuable upon exercise of this Warrant. All shares of capital stock which may be issued in connection with the exercise of this Warrant will, upon issuance by the Company, be validly issued, fully paid and non-assessable.

               9. Mutilated or Missing Warrant Certificate. In case the certificate evidencing this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Holder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate, or in lieu of and in substitution for the certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing the equivalent rights and interests, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant. Applicants for such substitute Warrant certificate shall also comply with such other reasonable requirements and pay such other reasonable charges as the Company may prescribe. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 9.

               10. No Rights as a Shareholder. Nothing contained herein shall be construed as conferring upon the Holder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter.

               11. Legend. The Warrant Securities issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Securities shall bear the following legend:

                    "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless
                    (1) a registration  statement with respect thereto


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

                    is effective under the Act and any applicable state securities laws, or (2) the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws."



               12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, addressed to Bio-Plexus, Inc., 129 Reservoir Road, Vernon, Connecticut 06066, Attn: President, Telecopy No. (860) 870-6118; with a copy to Reid and Reige, P.C., One State Street, Hartford, Connecticut 06103, Attn: Craig L. Sylvester, Esq., Telecopy No. (860) 240-1002, (ii) if to the Holder, at the address set forth above, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this
Section 12. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 12 shall be deemed given at the time of receipt thereof.

               13. Governing Law. This Warrant shall be construed in accordance with the laws of the State of New York, without regard to principles governing conflicts of law. Any action or proceeding arising out of or relating to this Warrant shall be commenced in a federal or state court having competent jurisdiction in the State of New York, and for the purpose of any such action or proceeding, each of the Company and the Holder and any assignee of the Holder submits to the personal jurisdiction of the State of New York.

               14. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

               15. Amendments. The terms of this Warrant may be amended, modified or waived only pursuant to a written instrument signed by the party against whom enforceability may be sought.


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


               16. Headings. The descriptive headings of the several sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.


                  [Remainder of page intentionally left blank]



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


                           [Signature Page to Warrant]

Dated:  June ____,  2002


                                   BIO-PLEXUS, INC.


                                   By: _____________________________________
                                       Name:
                                       Title:


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


                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

               FOR VALUE RECEIVED, ___________________ hereby sells, assigns, and transfers unto _____________________________ Warrants to purchase _____________ shares of _______________ of Bio-Plexus, Inc. (the "Company"),
together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _____________________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.


Dated:
       ------------------------


                                   Signature:___________________________________
                                     NOTICE

               The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.



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


         To:      Bio-Plexus, Inc.
                  129 Reservoir Road
                  Vernon, Connecticut 06066



                              ELECTION TO EXERCISE


               The undersigned hereby exercises his or its rights to purchase ______ Warrant Securities covered by the within Warrant certificate and tenders payment herewith in the amount of $_____________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
     (Print Name, Address and Social Security or Tax Identification Number)


                     Signature: ____________________________


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